Exhibit 10.6

Schedule identifying material details of Restricted Stock Agreement substantially identical to the Agreement filed in Exhibit 10.5 (as filed herewith)

Restricted Stock Purchase Agreement dated June 1, 2006 by and between Velcera Pharmaceuticals, Inc. and Antonio M. Benitz; with respect to 100,000 shares of the Company’s common stock.